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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 17, 2000

                               KOGER EQUITY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                  State or Other Jurisdiction of Incorporation)


         1-9997                                        59-2898045
--------------------------------------------------------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

8880 FREEDOM CROSSING TRAIL
    JACKSONVILLE, FLORIDA                                   32256
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (904) 732-1000
              (Registrant's Telephone Number, Including Area Code)

                                       NA
         (Former Name or Former Address, if Changed Since Last Reports)


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ITEM 5.  OTHER EVENTS.

On September 30, 1990 the Board of Directors of Koger Equity, Inc., (the "Company") declared a dividend of one right to purchase one share of the Common Stock, par value $.01 per share for each outstanding share of Common Stock, par value $.01 per share, of the Company, as described in the Summary of Common Stock Purchase Rights and the press release dated August 17, 2000, a copy of each of which are attached hereto as Exhibits 4 and 99, respectively, and are hereby incorporated herein hereby reference. The dividend was originally payable to shareholders of record at the close of business on October 11, 1990. Pursuant to the terms of the original Rights Agreement, dated as of September 30, 1990, between the Company and its original Rights Agents, the Common Stock Purchase Rights would have expired on September 30, 2000. Pursuant to an amendment to the Rights Agreement between the Company and its successor Rights Agent, dated as of August 17, 2000, the Rights were extended for an additional 10 years through September 30, 2010.

For more information on Koger Equity, Inc., contact the company at 904-732-1000 or visit its Web site at www.koger.com.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(C)       EXHIBITS

          EXHIBIT
           NUMBER       DESCRIPTION OF EXHIBIT
          -------       ----------------------
             4          Summary of Common Stock Purchase Rights

            99          Koger Equity, Inc. News Release, dated August 17, 2000.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        KOGER EQUITY, INC.




Dated:  August 17, 2000                 By:   /s/  Robert E. Onisko
                                              ----------------------------------
                                                   Robert E. Onisko
                                        Title:     Chief Financial Officer



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                                  EXHIBIT INDEX

The following designated exhibit is filed herewith:

      EXHIBIT
       NUMBER     DESCRIPTION OF EXHIBIT
       ------     ----------------------
         4        Summary of Common Stock Purchase Rights
        99        Koger Equity, Inc. News Release, dated August 17, 2000.



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